UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2010

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G, First Floor
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The final voting results for the matters submitted to a vote of our stockholders at our annual meeting of stockholders held on May 20, 2010, which are described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on May 4, 2010, are as follows:

1.        The election of seven directors to serve until the next annual meeting of stockholders and thereafter until their successors have been elected and qualified:

                              For                  Withheld

Stephen Block          21,325,624         0

Reid Dabney            21,325,624         0

Hugh Dunkerley       21,325,624         0

Mark S. Germain      21,325,624         0

Frank L. Jaksch, Jr.   21,325,624         0

Kevin M. Jaksch       21,325,624         0

Thomas C. Varvaro   21,325,624         0

2.        Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 150,000,000 shares:

For                  Against       Abstain       Broker Non-votes

21,141,802       183,822       0                0

3.        Approval of an amendment to our Second Amended and Restated 2007 Equity Incentive Plan to, among other revisions, increase the number of shares of common stock reserved for issuance to 20% of the shares of common stock issued and outstanding:

For                  Against       Abstain          Broker Non-votes

20,903,697       183,822       238,105          0

4.               Ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011:

For                 Against       Abstain          Broker Non-votes

21,087,519       0               238,105          0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: May 24, 2010	By:	/s/ Frank L. Jaksch Jr.
Frank L. Jaksch Jr.
Chief Executive officer